EXHIBIT 2

CERTIFICATION PURSUANT TO 18 U. S. C. SECTION 1350
(AS ADOPTED PURSUANT TO SECTION906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the quarterly report of American First Financial, Inc.(the ”Company”) on Form 10-Q Amendment 1, for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. R. Stirling, Chief Financial Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U. S. C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Company Name

Date: May 12, 2010	By:	/s/ J. R. Stirling
J. R. Stirling
President, Chief Financial Officer, Secretary and Treasurer

A certification furnished pursuant to this item will be deemed “filed” for the purposes of Section 18 of the Exchange Act (15 U. S. C. 78r), or otherwise subject to the liability of that section. Such certification will not deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.